UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2015

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Park Place, Suite 101 El Segundo, CA 90245

(Address of principal executive offices)

(310) 648-8410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Operating Agreement of CON TV, LLC

On November 16, 2015 (the “Execution Date”), Wizard World, Inc. (the “Company”) entered into that certain Amended and Restated Operating Agreement of CON TV, LLC (“CONtv”) (the “Amended and Restated Operating Agreement”), effective as of July 1, 2015 (the “Effective Date”), by and among the Company, Cinedigm Entertainment Corp. (“Cinedigm”), ROAR, LLC (“ROAR”) and Bristol Capital, LLC (“Bristol”) which, among other things, restructures the business relationship between the Company and Cinedigm with respect to the ownership and operation of CONtv. Pursuant to the Amended and Restated Operating Agreement, the Company will retain a non-dilutable ten percent (10%) membership interest in CONtv and the right to appoint a member of the Board of Directors of CONtv.

In addition, the Company’s obligation for on-going operating expenses of CONtv (the “On-Going Costs”) shall be limited to $25,000 per month for a period of twelve (12) months following the Effective Date and shall never exceed $300,000 in the aggregate. On the Execution Date, the Company shall pre-pay $150,000 of its obligation for On-Going Costs and the remaining $150,000 shall be paid within 90 days of the Execution Date.

The above description of the Amended and Restated Operating Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Operating Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated License Agreement

On the Execution Date, the Company entered into that certain Amended and Restated License Agreement (the “Amended and Restated License Agreement”), effective as of the Effective Date, by and between the Company and CONtv, pursuant to which the Company will no longer be obligated to provide any new original content for use by CONtv in its business.

The above description of the Amended and Restated License Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated License Agreement, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Services Agreement

On the Execution Date, the Company entered into that certain Amended and Restated Services Agreement (the “Amended and Restated Services Agreement”), effective as of the Effective Date, by and between the Company and CONtv, pursuant to which the Company will, among other things, provide access and booth space to CONtv at the Company’s live conventions for CONtv to develop content for its business. The Amended and Restated License Agreement shall continue for six (6) months after the date on which the Company ceases to own ten percent (10%) of the membership interests of CONtv, if ever.

The above description of the Amended and Restated Services Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Services Agreement, which is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 18, 2015, the Company issued a press release entitled “Wizard World Reports Third Quarter 2015 Financial Results” regarding the Company’s financial results for the quarter ended September 30, 2015. A copy of the press release is hereby furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

The disclosure contained in Item 2.02 is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Operating Agreement of CONtv LLC, by and among Wizard World, Inc, Cinedigm Entertainment Corp., ROAR, LLC and Bristol Capital, LLC*

10.2	Amended and Restated License Agreement by and between Wizard World, Inc. and CON TV, LLC*

10.3	Amended and Restated Services Agreement by and between Wizard World, Inc. and CON TV, LLC*

99.1	Press release issued by the Company entitled “Wizard World Reports Third Quarter 2015 Financial Results,” dated November 18, 2015

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: November 20, 2015	By:	/s/ John Macaluso
	Name:	John Macaluso
	Title:	Chief Executive Officer